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Exhibit 23 (a)

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No.333-30306, No. 333-92757, No. 333-83707, No. 333-34175, No. 33-59099, No. 33-54689) of Thomas Industries, Inc. of our report dated February 9, 2004, included in the Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Louisville, Kentucky
March 12, 2004

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Consent of Independent Auditors